Tyler Technologies Reports Earnings for Third Quarter 2017

Subscription revenues grow 22 percent as cloud bookings accelerate

PLANO, Texas – October 25, 2017 – Tyler Technologies, Inc. (NYSE: TYL) today announced financial results for the third quarter ended September 30, 2017.

Third Quarter 2017 Financial Highlights:

•	Total revenues were $214.1 million, up 10.1 percent from $194.5 million for the third quarter of 2016.

•	Recurring revenue from maintenance and subscriptions was $137.1 million, an increase of 14.4 percent compared to the third quarter of 2016, and comprised 64.0 percent of third quarter 2017 revenue.

•	Operating income was $43.4 million, up 17.6 percent from $36.9 million for the third quarter of 2016.

•	Net income was $38.3 million, or $0.97 per diluted share, up 8.0 percent compared to $35.4 million, or $0.91 per diluted share, for the third quarter of 2016.

•	Cash flows from operations were $92.8 million, up 17.2 percent compared to $79.2 million for the third quarter of 2016.

•	Non-GAAP total revenues were $214.4 million, up 8.4 percent from $197.8 million for the third quarter of 2016.

•	Non-GAAP operating income was $62.6 million, up 9.1 percent from $57.4 million for the third quarter of 2016.

•	Non-GAAP net income was $41.3 million, or $1.05 per diluted share, up 14.4 percent compared to $36.1 million, or $0.92 per diluted share, for the third quarter of 2016.

•	Adjusted EBITDA was $67.4 million, up 11.6 percent compared to $60.4 million for the third quarter of 2016.

•
Total backlog was $1.1 billion, up 12.2 percent from $935.6 million at September 30, 2016. Software-related backlog (excluding appraisal services) was $1.0 billion, up 14.2 percent from $892.1 million at September 30, 2016.

“Tyler executed well during the third quarter and delivered solid earnings that were in line with our expectations, with our quarterly non-GAAP operating margin reaching a new high,” said John S. Marr Jr., Tyler’s chairman and chief executive officer. “Bookings were very strong against a tough comparison with last year's third quarter, and we ended the quarter with a record high backlog. Similar to last quarter, our mix of new software business had a high proportion of subscription arrangements, with cloud contracts comprising approximately half of our new deal mix, and the total contract value of new software subscription contracts signed in the quarter doubled the value of last year's third quarter.

"Although the increase in cloud sales over the last two quarters is a headwind to short-term revenue and earnings growth, these new cloud clients will drive higher recurring revenues going forward. We're pleased

Tyler Technologies Reports Earnings
For Third Quarter 2017
October 25, 2017

that so many new clients are selecting Tyler's solutions, whether they choose to run on premises or in the cloud, and we expect that the mix of new license and subscription bookings will vary from quarter to quarter.

“Subscription revenues continued to pace our revenue growth, as they rose 22 percent. Going back to the beginning of 2010, subscription revenue growth has exceeded 20 percent in 30 of the last 31 quarters. E-filing revenues grew nearly 26 percent, including revenues from our new re:SearchIL agreement to provide search capabilities for court documents across the state of Illinois. We continue to pursue new subscription-based revenue sources, including re:Search and online dispute resolution offerings for courts, that provide attractive long-term revenue growth and margin expansion opportunities.

“Cash flow was also robust in the third quarter, and we ended the quarter with $186.3 million cash, cash equivalents and investments. We broadened our enterprise licensing and regulatory solution with the acquisition of Digital Health Department, Inc. in the quarter, and we continue to invest in internal product development at a high level. We are pleased with the progress of our product development initiatives, which we believe are having a positive impact on sales processes,” said Marr.

Guidance for 2017

As of October 25, 2017, Tyler Technologies is providing the following guidance for the full year 2017:

•	GAAP total revenues are expected to be in the range of $840 million to $848 million.

•	Non-GAAP total revenues are expected to be in the range of $841 million to $849 million.

•	GAAP diluted earnings per share are expected to be approximately $3.46 to $3.52 and may vary significantly due to the impact of stock option exercises on the GAAP effective tax rate under ASU 2016-09.

•	Non-GAAP diluted earnings per share are expected to be approximately $3.86 to $3.92.

•	Pretax non-cash, share-based compensation expense is expected to be approximately $38 million.

•	Fully diluted shares for the year are expected to be between 39.3 million and 39.6 million shares.

•
GAAP earnings per share assumes an estimated annual effective tax rate of approximately 14.0 percent after discrete tax items, and includes approximately $38 million of assumed discrete tax benefits related to share-based compensation.

•
The non-GAAP annual effective tax rate is expected to be 35.0 percent. This was adjusted from 35.5 percent used in prior quarters to reflect the estimated benefit of the R&D tax credit, which was not previously included in the estimated rate.

•
Capital expenditures are expected to be between $53 million and $55 million, including approximately $24 million related to real estate. Total depreciation and amortization expense is expected to be approximately $50 million, including approximately $36 million of amortization of acquisition intangibles.

GAAP to non-GAAP guidance reconciliation
Non-GAAP total revenues is derived from adding back the estimated full year impact of write-downs of acquisition-related deferred revenue and amortization of acquired leases of approximately $1 million. Non-GAAP diluted earnings per share is derived by adding back the estimated full year impact of non-cash share-based compensation expense and employer portion of payroll tax related to employee stock transactions of

Tyler Technologies Reports Earnings
For Third Quarter 2017
October 25, 2017

approximately $39 million, and amortization of acquired software and intangible assets of approximately $36 million. Additionally, the non-GAAP tax rate of 35.0 percent is estimated periodically as described below under "Non-GAAP Financial Measures" and excludes approximately $38 million of discrete tax benefits related to share-based compensation that are included in the GAAP estimated annual effective tax rate.

Conference Call

Tyler Technologies will hold a conference call on Thursday, October 26, at 10:00 a.m. EDT to discuss the company’s results. The company is offering participants the opportunity to register in advance for the conference through the following link: http://dpregister.com/10112474. Registered participants will receive an email with a calendar reminder and a dial-in number and PIN that will allow them immediate access to the call on October 26.

Participants who do not wish to pre-register for the call may dial in using 844-861-5506 (U.S. callers) or 412-317-6587 (international callers) or 866-450-4696 (Canada callers), and ask for the “Tyler Technologies” call. A replay will be available two hours after completion of the call through November 1, 2017. To access the replay, please dial 877-344-7529 (U.S. callers), 412-317-0088 (international callers) and 855-669-9658 (Canada callers) and reference passcode 10112474.

The live webcast and archived replay can also be accessed at http://investors.tylertech.com/Presentations.

About Tyler Technologies, Inc.

Tyler Technologies (NYSE: TYL) is a leading provider of end-to-end information management solutions and services for local governments. Tyler partners with clients to empower the public sector - cities, counties, schools and other government entities - to become more efficient, more accessible and more responsive to the needs of their constituents. Tyler's client base includes more than 15,000 local government offices in all 50 states, Canada, the Caribbean, the United Kingdom and other international locations. In 2017, Forbes ranked Tyler on its "Most Innovative Growth Companies" list, and it has named Tyler one of "America's Best Small Companies" eight times. The company has been included six times on the Barron's 400 Index, a measure of the most promising companies in America. More information about Tyler Technologies, headquartered in Plano, Texas, can be found at www.tylertech.com.

Non-GAAP Financial Measures

Tyler Technologies has provided in this press release financial measures that have not been prepared in accordance with generally accepted accounting principles (GAAP) and are therefore considered non-GAAP financial measures. This information includes non-GAAP revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share, EBITDA, and adjusted EBITDA. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating Tyler’s ongoing operational performance because they provide additional insight in comparing results from period to period. Tyler believes the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-
GAAP financial measures. Non-GAAP financial measures discussed above exclude write-downs of acquisition-related deferred revenue and acquired leases, share-based compensation expense, employer portion of payroll taxes on employee stock transactions, acquisition-related costs, expenses associated with

Tyler Technologies Reports Earnings
For Third Quarter 2017
October 25, 2017

amortization of intangibles arising from business combinations, and the impact from the adoption of ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, on our income tax provision.

Historically, for the purpose of determining non-GAAP net income, Tyler has used a non-GAAP tax rate of 35 percent in its calculation of the tax impact related to certain non-GAAP adjustments. Beginning in 2017, Tyler is adjusting non-GAAP financial income using a tax rate equal to Tyler's annual estimated tax rate on non-GAAP income. This rate is based on Tyler's estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating Tyler's non-GAAP income, as well as significant non-recurring tax adjustments. The non-GAAP tax rate used in future periods will be reviewed periodically to determine whether it remains appropriate in consideration of factors including Tyler's periodic effective tax rate calculated in accordance with GAAP, changes resulting from tax legislation, changes in the geographic mix of revenues and expenses, and other factors deemed significant. Due to differences in tax treatment of items excluded from non-GAAP earnings, as wells as the methodology applied to Tyler's estimated annual tax rate as described above, the estimated tax rate on non-GAAP income may differ from the GAAP tax rate and from Tyler's actual tax liabilities.

Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial information prepared in accordance with GAAP. The non-GAAP measures used by Tyler Technologies may be different from non-GAAP measures used by other companies. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which has been provided in the financial statement tables included below in this press release.

Forward-looking Statements

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical in nature and typically address future or anticipated events, trends, expectations or beliefs with respect to our financial condition, results of operations or business. Forward-looking statements often contain words such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” “plans,” “intends,” “continues,” “may,” “will,” “should,” “projects,” “might,” “could” or other similar words or phrases. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. We believe there is a reasonable basis for our forward-looking statements, but they are inherently subject to risks and uncertainties and actual results could differ materially from the expectations and beliefs reflected in the forward-looking statements. We presently consider the following to be among the important factors that could cause actual results to differ materially from our expectations and beliefs: (1) changes in the budgets or regulatory environments of our clients, primarily local and state governments, that could negatively impact information technology spending; (2) our ability to protect client information from security breaches and provide uninterrupted operations of data centers; (3) our ability to achieve growth or operational synergies through the integration of acquired businesses, while avoiding unanticipated costs and disruptions to existing operations; (4) material portions of our business require the Internet infrastructure to be adequately maintained; (5) our ability to achieve our financial forecasts due to various factors, including project delays by our clients, reductions in transaction size, fewer transactions, delays in delivery of new products or releases or a decline in our renewal rates for service agreements; (6) general economic, political and market conditions; (7) technological and market risks associated with the development of new products or services or of new versions of existing or acquired products or services; (8) competition in the industry in which we conduct business and the impact of competition on pricing, client retention and pressure for new products or services; (9) the ability to attract and retain qualified personnel and dealing with the loss or retirement of key members of management or other key personnel; and (10) costs of compliance and any failure to comply with

Tyler Technologies Reports Earnings
For Third Quarter 2017
October 25, 2017

government and stock exchange regulations. A detailed discussion of these factors and other risks that affect our business are described in our filings with the Securities and Exchange Commission, including the detailed “Risk Factors” contained in our most recent annual report on Form 10-K. We expressly disclaim any obligation to publicly update or revise our forward-looking statements.
###
(Comparative results follow)

Contact: Brian K. Miller
Executive Vice President - CFO
Tyler Technologies, Inc.
972-713-3720
brian.miller@tylertech.com

17-XX

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Revenues:
Software licenses and royalties	$19,842	$19,930	$55,172	$54,331
Subscriptions	44,840	36,869	125,889	104,926
Software services	47,479	44,738	139,869	133,208
Maintenance	92,285	83,000	268,556	237,775
Appraisal services	6,290	6,541	19,268	20,083
Hardware and other	3,410	3,419	14,057	12,439
Total revenues	214,146	194,497	622,811	562,762

Cost of revenues:
Software licenses and royalties	826	623	2,204	1,927
Acquired software	5,473	5,598	16,243	16,737
Software services, maintenance and subscriptions	98,036	88,623	287,748	260,610
Appraisal services	4,089	4,053	12,568	12,473
Hardware and other	2,293	2,120	10,408	8,481
Total cost of revenues	110,717	101,017	329,171	300,228

Gross profit	103,429	93,480	293,640	262,534

Selling, general and administrative expenses	44,656	42,007	131,249	124,998
Research and development expense	11,834	11,070	35,307	31,362
Amortization of customer and trade name intangibles	3,492	3,458	10,413	10,273
Operating income	43,447	36,945	116,671	95,901
Other income (expense), net	75	(526)	(216)	(1,713)
Income before income taxes	43,522	36,419	116,455	94,188
Income tax provision	5,259	989	14,308	15,527
Net income	$38,263	$35,430	$102,147	$78,661

Earnings per common share:
Basic	$1.02	$0.97	$2.74	$2.16
Diluted	$0.97	$0.91	$2.60	$2.02

Weighted average common shares outstanding:
Basic	37,391	36,433	37,238	36,438
Diluted	39,342	39,062	39,266	39,014

TYLER TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Reconciliation of non-GAAP total revenues
GAAP total revenues	$214,146	$194,497	$622,811	$562,762
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	151	3,149	539	13,399
Add: Amortization of acquired leases	111	111	333	333
Non-GAAP total revenues	$214,408	$197,757	$623,683	$576,494

Reconciliation of non-GAAP gross profit and margin
GAAP gross profit	$103,429	$93,480	$293,640	$262,534
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	151	3,149	539	13,399
Add: Amortization of acquired leases	111	111	333	333
Add: Share-based compensation expense included in cost of revenues	2,524	1,779	6,874	4,668
Add: Amortization of acquired software	5,473	5,598	16,243	16,737
Non-GAAP gross profit	$111,688	$104,117	$317,629	$297,671
GAAP gross margin	48.3%	48.1%	47.1%	46.7%
Non-GAAP gross margin	52.1%	52.6%	50.9%	51.6%

Reconciliation of non-GAAP operating income and margin
GAAP operating income	$43,447	$36,945	$116,671	$95,901
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	151	3,149	539	13,399
Add: Amortization of acquired leases	111	111	333	333
Add: Share-based compensation expense	9,791	7,656	27,368	21,348
Add: Employer portion of payroll tax related to employee stock transactions	173	498	684	690
Add: Amortization of acquired software	5,473	5,598	16,243	16,737
Add: Amortization of customer and trade name intangibles	3,492	3,458	10,413	10,273
Non-GAAP adjustments subtotal	$19,191	$20,470	$55,580	$62,780
Non-GAAP operating income	$62,638	$57,415	$172,251	$158,681
GAAP operating margin	20.3%	19.0%	18.7%	17.0%
Non-GAAP operating margin	29.2%	29.0%	27.6%	27.5%

TYLER TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Reconciliation of non-GAAP net income and earnings per share
GAAP net income	$38,263	$35,430	$102,147	$78,661
Non-GAAP adjustments:
Add: Total non-GAAP adjustments to operating income	19,191	20,470	55,580	62,780
Less: Tax impact related to non-GAAP adjustments	(16,144)	(19,779)	(45,905)	(40,822)
Non-GAAP net income	$41,310	$36,121	$111,822	$100,619
GAAP earnings per diluted share	$0.97	$0.91	$2.60	$2.02
Non-GAAP earnings per diluted share	$1.05	$0.92	$2.85	$2.58

Detail of share-based compensation expense
Cost of software services, maintenance and subscriptions	$2,524	$1,779	$6,874	$4,668
Selling, general and administrative expenses	7,267	5,877	20,494	16,680
Total share-based compensation expense	$9,791	$7,656	$27,368	$21,348

Reconciliation of EBITDA and adjusted EBITDA
GAAP net income	$38,263	$35,430	$102,147	$78,661
Amortization of customer and trade name intangibles	3,492	3,458	10,413	10,273
Depreciation and other amortization included in
cost of revenues, SG&A and other expenses	10,238	9,214	29,683	27,249
Interest expense included in other expense, net	191	508	571	1,695
Income tax provision	5,259	989	14,308	15,527
EBITDA	$57,443	$49,599	$157,122	$133,405
Write-downs of acquisition-related deferred revenue	151	3,149	539	13,399
Share-based compensation expense	9,791	7,656	27,368	21,348
Adjusted EBITDA	$67,385	$60,404	$185,029	$168,152

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
 (Unaudited)

	September 30, 2017	December 31, 2016
ASSETS

Current assets:
Cash and cash equivalents	$124,603	$36,151
Accounts receivable, net	206,444	200,334
Current investments and other assets	65,312	43,580
Income tax receivable	3,362	2,895
Total current assets	399,721	282,960

Accounts receivable, long-term portion	3,867	2,480
Property and equipment, net	149,142	124,268

Other assets:
Goodwill	655,068	650,237
Other intangibles, net	245,520	267,259
Non-current investments and other assets	39,800	30,741

Total assets	$1,493,118	$1,357,945

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$62,146	$63,284
Deferred revenue	297,163	298,217
Total current liabilities	359,309	361,501

Revolving line of credit	—	10,000
Deferred revenue, long-term	1,468	2,140
Deferred income taxes	54,563	68,779
Shareholders' equity	1,077,778	915,525

Total liabilities and shareholders' equity	$1,493,118	$1,357,945

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Cash flows from operating activities:
Net income	$38,263	$35,430	$102,147	$78,661
Adjustments to reconcile net income to cash
provided by operations:
Depreciation and amortization	13,730	12,671	40,096	37,521
Share-based compensation expense	9,791	7,656	27,368	21,348
Deferred income tax benefit	(5,119)	(11,716)	(14,216)	(11,289)
Changes in operating assets and liabilities,
exclusive of effects of acquired companies	36,141	35,172	(13,014)	13,813
Net cash provided by operating activities	92,806	79,213	142,381	140,054

Cash flows from investing activities:
Additions to property and equipment	(7,611)	(7,570)	(37,734)	(29,529)
Purchase of marketable security investments	(28,513)	(2,520)	(49,905)	(13,127)
Proceeds from marketable security investments	4,146	2,730	21,175	9,256
Cost of acquisitions, net of cash acquired	(3,906)	—	(9,761)	(9,394)
Decrease (increase) in other	486	229	418	(52)
Net cash used by investing activities	(35,398)	(7,131)	(75,807)	(42,846)

Cash flows from financing activities:
Decrease in net borrowings on revolving line of credit	—	(101,000)	(10,000)	(32,000)
Purchase of treasury shares	—	(2)	(7,032)	(94,499)
Proceeds from exercise of stock options	10,208	9,296	33,568	15,089
Contributions from employee stock purchase plan	1,915	1,611	5,342	4,429
Net cash provided (used) by financing activities	12,123	(90,095)	21,878	(106,981)

Net increase (decrease) in cash and cash equivalents	69,531	(18,013)	88,452	(9,773)
Cash and cash equivalents at beginning of period	55,072	41,327	36,151	33,087

Cash and cash equivalents at end of period	$124,603	$23,314	$124,603	$23,314